Exhibit A

CUSIP No. 31189P102	Page 1 5 of 16

AGREEMENT REGARDING THE JOINT FILING OF

SCHEDULE 13D

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Date: October 10, 2013	POLARIS VENTURE PARTNERS V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C.,
its General Partner

	By:	/s/ John Gannon
	Name:	John Gannon
	Title:	Member

Date: October 10, 2013	POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C.,
its General Partner

	By:	/s/ John Gannon
	Name:	John Gannon
	Title:	Member

Date: October 10, 2013	POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C.,
its General Partner

	By:	/s/ John Gannon
	Name:	John Gannon
	Title:	Member

CUSIP No. 31189P102	Page 16 of 16

Date: October 10, 2013	POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C.,
its General Partner

	By:	/s/ John Gannon
	Name:	John Gannon
	Title:	Member

Date: October 10, 2013	POLARIS VENTURE MANAGEMENT CO. V, L.L.C.

	By:	/s/ John Gannon
	Name:	John Gannon
	Title:	Member

Date: October 10, 2013	JONATHAN A. FLINT

	By:	/s/ Jonathan A. Flint
Jonathan A. Flint

Date: October 10, 2013	TERRANCE G. MCGUIRE

	By:	/s/ Terrance G. McGuire
Terrance G. McGuire

Date: October 10, 2013	AMIR NASHAT

	By:	/s/ Amir Nashat
Amir Nashat